EXHIBIT 10.2

AMENDMENT TO SERVICE AGREEMENT

This amendment is entered into with an effective date of January 1, 2006, between Wisconsin Dental Group, S.C., a Wisconsin service corporation (“Provider”), and American Dental Partners of Wisconsin, LLC, a Delaware limited liability company (“Service Company”), who hereby agree as follows:

1. Definitions. All capitalized terms used in this amendment which are not otherwise defined herein shall have the respective meanings given to those terms in the Amended and Restated Service Agreement dated January 1, 1999 (the “Service Agreement”).

2. Service Fee. The percentage set forth in the last sentence of Section 7.3 of the Service Agreement is hereby changed from 8% to 9%.

3. Provider Retained Earnings. The percentage set forth in Section 7.8 of the Service Agreement is hereby changed from 92% to 91%.

4. Effective Date. This amendment shall be effective as of the date first set forth above.

5. Construction. This is an amendment to and a part of the Service Agreement. In the event of any inconsistency between the provisions of the Service Agreement and the provisions of this amendment, the provisions of this amendment shall control prospectively from the effective date of this amendment. Except as modified by this amendment, the Service Agreement shall continue in full force and effect without change.

WISCONSIN DENTAL GROUP, S.C.		American Dental Partners, of Wisconsin, LLC

By:	/s/ Robert Trettin	By:	/s/ Ian H. Brock
	Robert Trettin, D.D.S., President	Its:	Vice President
Date of Execution: April 28, 2006		Date of Execution: May 8, 2006

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